
                      AGREEMENT AND DECLARATION OF TRUST

                                      OF

                            LINCOLN ADVISORS TRUST
                          A Delaware Statutory Trust

1001299/4

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                               Table of Contents

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
                                                                                    Page
ARTICLE I. NAME AND DEFINITIONS....................................................   1
   Section 1.   Name...............................................................   1
   Section 2.   Definitions........................................................   1
          (a)    "1940 Act"........................................................   1
          (b)    "Affiliate".......................................................   1
          (c)    "Board of Trustees"...............................................   2
          (d)    "By-Laws".........................................................   2
          (e)    "Certificate of Trust"............................................   2
          (f)    "Class"...........................................................   2
          (g)    "Code"............................................................   2
          (h)    "Commission"......................................................   2
          (i)    "DSTA"............................................................   2
          (j)    "Declaration of Trust"............................................   2
          (k)    "General Liabilities".............................................   2
          (l)    "Interested Person"...............................................   2
          (m)    "Manager" or "Managers"...........................................   2
          (n)    "National Financial Emergency"....................................   2
          (o)    "Person"..........................................................   3
          (p)    "Principal Underwriter"...........................................   3
          (q)    "Series"..........................................................   3
          (r)    "Shares"..........................................................   3
          (s)    "Shareholder".....................................................   3
          (t)    "Trust"...........................................................   3
          (u)    "Trust Property"..................................................   3
          (v)    "Trustee" or "Trustees"...........................................   3

ARTICLE II. PURPOSE OF TRUST.......................................................   3

ARTICLE III. SHARES................................................................   7
   Section 1.   Division of Beneficial Interest....................................   7
   Section 2.   Ownership of Shares................................................   9
   Section 3.   Transfer of Shares.................................................   9
   Section 4.   Investments in the Trust...........................................   9
   Section 5.   Status of Shares and Limitations of Personal Liability.............  10
   Section 6.   Power of Board of Trustees to Change Provisions Relating to Shares.  10
   Section 7.   Establishment and Designation of Series............................  11
          (a)      Assets Held with Respect to a Particular Series.................  11

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
           (b)   Liabilities Held with Respect to a Particular Series....................... 11
           (c)   Dividends, Distributions, Redemptions and Repurchases...................... 12
           (d)   Voting..................................................................... 12
           (e)   Equality................................................................... 13
           (f)   Fractions.................................................................. 13
           (g)   Exchange Privilege......................................................... 13
           (h)   Combination of Series...................................................... 13
           (i)   Elimination of Series...................................................... 13
   Section 8.    Indemnification of Shareholders............................................ 13
   Section 9.    Assert to Trust Instrument................................................. 14

ARTICLE IV. THE BOARD OF TRUSTEES........................................................... 14
   Section 1.    Number, Election and Tenure................................................ 14
   Section 2.    Effect of Death, Resignation, Removal, etc. of a Trustee................... 14
   Section 3.    Powers..................................................................... 15
   Section 4.    Payment of Expenses by the Trust........................................... 16
   Section 5.    Payment of Expenses by Shareholders........................................ 16
   Section 6.    Ownership of Trust Property................................................ 17
   Section 7.    Service Contracts.......................................................... 17
   Section 8.    Trustees and Officers as Shareholders...................................... 18
   Section 9.    Principal Transaction...................................................... 18
   Section 10.   Independent Trustees....................................................... 19

ARTICLE V. SHAREHOLDERS' VOTING POWERS AND MEETINGS......................................... 19
   Section 1.    Voting Powers.............................................................. 19
   Section 2.    Meetings................................................................... 19
   Section 3.    Quorum and Required Vote................................................... 20
   Section 4.    Shareholder Action by Written Consent without a Meeting.................... 20
   Section 5.    Record Dates............................................................... 20
   Section 6.    Additional Provisions...................................................... 21

ARTICLE VI. NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS.................................. 21
   Section 1.    Determination of Net Asset Value, Net Income and Distributions............. 21
   Section 2.    Maintenance of Stable Net Asset Value...................................... 22
   Section 3.    Redemptions at the Option of a Shareholder................................. 22
   Section 4.    Redemptions at the Option of the Trust..................................... 24

ARTICLE VII. COMPENSATION AND LIMITATION OF LIABILITY OF OFFICERS AND TRUSTEES.............. 24
   Section 1.    Compensation............................................................... 24
   Section 2.    Indemnification and Limitation of Liability................................ 24
   Section 3.    Officers and Trustees' Good-Faith Action, Expert Advice, No Bond or Surety. 25
   Section 4.    Insurance.................................................................. 25

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
ARTICLE VIII. MISCELLANEOUS....................................... 25
   Section 1.    Liability of Third Persons Dealing with Trustees. 25
   Section 2.    Derivative Actions............................... 25
   Section 3.    Dissolution of Trust or Series................... 27
   Section 4.    Merger and Consolidation, Conversion............. 28
           (a)      Merger and Consolidation...................... 28
           (b)      Conversion.................................... 28
   Section 5.    Reorganization................................... 29
   Section 6.    Amendments....................................... 29
   Section 7.    Filing of Copies, References, Headings........... 30
   Section 8.    Applicable Law................................... 31
   Section 9.    Provisions in Conflict with Law or Regulations... 32
   Section 10.   Statutory Trust Only............................. 32
   Section 11.   Writings......................................... 33
   Section 12.   Fiscal Year...................................... 33

1001299/4                             iii

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                      AGREEMENT AND DECLARATION OF TRUST

                                      OF

                            LINCOLN ADVISORS TRUST

   AGREEMENT AND DECLARATION OF TRUST made as of June 10, 2011, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided. This Declaration of Trust shall be effective upon the filing of the Certificate of Trust in the office of the Secretary of State of the State of Delaware.

                             W I T N E S S E T H:

   WHEREAS this Trust has been formed to carry on the business of an investment company; and

   WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate Series, and to issue Classes of Shares of any Series or divide Shares of any Series into two or more Classes, all in accordance with the provisions hereinafter set forth; and

   WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. (S)3801, et seq.), as from time to time amended and including any successor statute of similar import (the "DSTA"), and the provisions hereinafter set forth.

   NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust and the Series created hereunder as hereinafter set forth.

                                  ARTICLE I.
                             NAME AND DEFINITIONS

   Section 1. Name. This trust shall be known as "Lincoln Advisors Trust" and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

   Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

   (a) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, as adopted or amended from time to time;

   (b) "Affiliate" shall have the meaning given to it in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person.

   (c) "Board of Trustees" shall mean the governing body of the Trust, which is comprised of the Trustees of the Trust;

   (d) "By-Laws" shall mean the By-Laws of the Trust, as amended from time to time, which By-Laws are expressly incorporated herein by reference as part of the "governing instrument" within the meaning of the DSTA;

   (e) "Certificate of Trust" shall mean the certificate of trust as amended or restated from time to time, filed with the Office of the Secretary of State of the State of Delaware in accordance with the DSTA;

   (f) "Class" shall mean a Class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

   (g) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder;

   (h) "Commission" shall have the meaning given such term in the 1940 Act;

   (i) "DSTA" shall mean the Delaware Statutory Trust Act, (12 Del. C. (S)3801, et seq.), as amended from time to time;

   (j) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

   (k) "General Liabilities" shall have the meaning given it in Article III,
Section 6(b) of this Declaration Trust;

   (l) "Interested Person" shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

   (m) "Manager" or "Managers" shall mean a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

   (n) "National Financial Emergency" shall mean the whole or any part of any period set forth in Section 22(e) of the 1940 Act. The Board of Trustees may, in its discretion, declare that the suspension relating to a national financial emergency shall terminate, as the case may be, on the first business day on which the New York

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Stock Exchange shall have reopened or the period specified in Section 22(e) of the 1940 Act shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive);

   (o) "Person" shall include, in its own or any representative capacity, a natural person, partnership, limited partnership, trust, estate, association, joint venture, corporation, custodian, nominee or any other individual or entity, whether or not a legal entity, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

   (p) "Principal Underwriter" shall have the meaning given such term in the 1940 Act;

   (q) "Series" shall refer to each series of Shares of the Trust established and designated under or in accordance with the provisions of Article III hereof, and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder;

   (r) "Shares" shall mean the outstanding shares of beneficial interest into which the beneficial interest of each Series of the Trust or Class thereof in the Trust shall be divided from time to time, and may include fractional and whole shares;

   (s) "Shareholder" shall mean a record owner of Shares;

   (t) "Trust" shall refer to the Delaware statutory trust established under the DSTA by this Agreement and Declaration of Trust, as amended from time to time and the filing of the Certificate of Trust in the office of the Secretary of State of the State of Delaware;

   (u) "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more of any Series;

   (v) "Trustee" or "Trustees" shall refer to each signatory to this Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in their capacity as trustees hereunder.

                                  ARTICLE II.
                               PURPOSE OF TRUST

   The purpose of the Trust is to conduct, operate and carry on the business of an open-end registered management investment company registered under the 1940 Act through one or more

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

Series investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust, and, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things as fully and to the same extent as any private corporation organized for profit under the general corporation law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:

   (a) To invest and reinvest cash and other property, to hold cash and other property un-invested instruments, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities, property or instruments of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, currency (including foreign currency) and other securities, property and instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, property or instruments, to change the investments of the assets of the Trust;

   (b) To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

   (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options (including, options on futures contracts) with respect to, or otherwise deal in any property rights relating to, any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

   (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

1001299/4                              4

   (e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

   (f) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

   (g) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

   (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

   (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

   (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

   (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof and to mortgage and pledge the Trust property or any part thereof to secure any of or all of such obligations;

   (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Managers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to contribute negligence whether or not the Trust would have the power to indemnify such Person against liability; and

1001299/4                              5

   (m) To adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

   (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds.

   (o) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

   (p) To borrow or raise moneys in the name of the Trust, exclusively for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated.

   (q) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.

   (r) To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

   (s) To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

   (t) To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

   (u) To interpret the investment policies, practices, or limitations of any Series or Class;

   (v) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

   (w) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any

1001299/4                              6
liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging or attributable to that Series or Class as provided for in Article III;

   (x) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Classes, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum, or who does not satisfy any other criteria the Trustees may set from time to time, upon giving any requisite notice to such Shareholder; and

   (y) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

   The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor the Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

   The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DSTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                 ARTICLE III.
                                    SHARES

   Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into one or more Series. The Trustees may divide each Series into two or more Classes. Subject to the further provisions of this
Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof,
(i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine, (ii) to issue Shares in addition to the then issued and Outstanding Shares and Shares held in the treasury of the Trust without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the Bylaws and applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or

1001299/4                              7

Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series, (v) to classify or reclassify any issued Shares of any Series or Class thereof into Shares of one or more Series or Classes, (vi) to change the name of any Series or Class thereof,
(vii) to abolish any one or more Series or Classes thereof, and (viii) to take such action with respect to the Shares as the Trustees may deem desirable.

   The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust. The Board of Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

   Subject to the provisions of Section 7 of this Article III, each Share shall have voting rights as provided in Article V hereof, and the Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article IV,
Section 3 hereof. No Share shall have any priority or preference over any other Share of the same Series or Class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series or Class made pursuant to Article VIII, Section 3 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Class of Series from the Trust Property held with respect to such Series according to the number of Shares of such Class of such Series held of record by such Shareholders on the record date for any dividend or distribution. Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series. Such division or combination may not materially change the proportionate beneficial interests of the Shares of that Series in the Trust Property held with respect to that Series or materially affect the rights of Shares of any other Series.

   Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent a equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such holder's pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

   All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

1001299/4                              8

   All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable.

   Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

   Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or Class thereof and as to the number of Shares of each Series or Class thereof held from time to time by each such Shareholder. The Trust may decline to accept any offer for the purchase of shares of any Series or Class with or without cause.

   Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

   Section 4. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may, from time to time, authorize. At the Board of Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities, valued as provided in Article VI,
Section 1. Investments in a Series shall be credited to each Shareholder's account in the form of full and fractional Shares at the net asset value per Share next determined after the investment is received or accepted as may be determined by the Board of Trustees; provided, however, that the Board of Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, or
(c) determine the net asset value per Share of the initial capital contribution. The Board of Trustees and any person duly authorized shall have the right to refuse to accept investments in any Series or Class at any time without any cause or reason therefore whatsoever.

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

   Section 5. Status of Shares and Limitations of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the Board by the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust or any Series, nor entitle the representative of each such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees or any Series, but entitles such representative only to the rights of said Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to the Trust or any Series. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. All Shares when issued on the terms determined by the Board of Trustees, shall be fully paid and non-assessable. As provided in the DSTA, Shareholders of the Trust shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the general corporation law of the State of Delaware.

   Section 6. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Series or Class already issued; provided, however, that in the event that the Board of Trustees determines that the Trust shall no longer be operated as an investment company in accordance with the provisions of the 1940 Act, the Board of Trustees may adopt such amendments to this Declaration of Trust to delete those terms the Board of Trustees identifies as being required by the 1940 Act.

   Subject to the foregoing Paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs
(a) through (i) of Section 6 of this Article III.

   The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code as presently in effect or as amended, without the vote of any Shareholder.

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

   Section 7. Establishment and Designation of Series. The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption of a resolution of the Board of Trustees, which sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust whether directly in such resolution or otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption.

   Each Series shall be separate and distinct from any other Series and shall maintain separate and distinct records on the books of the Trust, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series.

   Shares of each Series or Class of the Trust established pursuant to this
Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

   (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Board of Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

   (b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses accounted solely to a particular Class shall be borne by that Class. Any liabilities, expenses, costs, charges and reserves of the Trust which are not readily identifiable as being held with respect to any particular Series or Class (collectively "General Liabilities") shall be allocated and charged by the Board of Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as "liabilities held with respect to"

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

that Series or Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. All Persons who have extended credit which has been allocated to a particular Series or Class, or who have a claim or contract which has been allocated to any particular Series or Class, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series or Class for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

   Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only, and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to such Series. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.

   (c) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

   (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote on the matter in aggregate, subject to: (1) where the 1940 Act requires all Shares of the Trust to be voted by individual Series and/or Classes; and (2) if any matter affects only the interests of some but not all Series or Classes, then only the Shareholders of such affected Series or Classes shall be entitled to vote on the matter.

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

   (e) Equality. All Shares of each particular Series shall represent an equal proportionate undivided beneficial interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series with respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be born solely by such Class as determined by the Trustees, and voting rights of each Series or Class shall be determined in accordance with
Article V.

   (f) Fractions. Any fractional Share of a Series or Class thereof, shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or that Series.

   (g) Exchange Privilege. The Board of Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other Investment Companies registered with the 1940 Act in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

   (h) Combination of Series. The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Class into assets and liabilities held with respect to a single Series or Class.

   (i) Elimination of Series. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Board of Trustees may by resolution of the Board of Trustees abolish that Series or Class and rescind the establishment and designation thereof.

   Section 8. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Shareholder of the Trust (or by having been a Shareholder of a particular Series), and not because of such Person's acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against all loss and expense arising from such claim or demand; provided, however, there shall be no liability or obligation of the Trust (or any particular Series) arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares. The Trust, on behalf of the affected Series shall, upon request of the Shareholder, assume the defense of any claim made

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

against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

   Section 9. Assert to Trust Instrument. Every Shareholder, by virtue of having purchased a Share, shall become a Shareholder and shall be entitled to have expressly asserted and agreed to be bound by the terms thereof.

                                  ARTICLE IV.
                             THE BOARD OF TRUSTEES

   Section 1. Number, Election and Tenure. There shall initially be one Trustee, who shall be Daniel R. Hayes. Thereafter, the number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The Board of Trustees may fill vacancies in the Board of Trustees or remove any Trustee with or without cause. To the extent required by applicable law, the Shareholders may elect Trustees, including filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the Board of Trustees for that purpose. A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Board of Trustees or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Shareholders. Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.

   Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, has reached the mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal.

   Section 2. Effect of Death, Resignation, Removal, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them, shall not operate to dissolve the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in this Article IV, Section 1, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust. In the event of the death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of all of the then Trustees within a short period of time and without the opportunity of at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust's Manager(s) is (are) empowered to appoint

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

new Trustees subject to the provisions of Section 16(a) of the 1940 Act. In that case, any officer of the Trust may call a Shareholder meeting for the election of Trustees.

   Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Trust. The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may: (1) adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; (2) fill vacancies in or remove from their number in accordance with this Declaration of Trust or the By-Laws, and may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; (3) appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees determine;
(4) employ one or more custodians of the Trust Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Trust Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, or all of them;
(6) employ an administrator for the Trust and may authorize sub-administrator to employ sub-administrators; (7) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (8) retain one or more Manager(s); (9) redeem, repurchase and transfer Shares pursuant to applicable law; (10) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 5 of this Declaration of Trust; (11) declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; (12) establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or Class of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; and (13) in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Board of Trustees and to any agent or employee of the Trust or to any such custodian, transfer, dividend disbursing or shareholder servicing agent or Manager. Any determination as to what is in the best interests of the Trust made by the Board of Trustees in good faith shall be conclusive.

   In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a "majority of the

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

Trustees," which means a majority of the Trustees present at a meeting at which a quorum is present.

   Any action required or permitted to be taken by the Board of Trustees, or a committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees, or committee thereof, as the case may be, shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a vote of the Board of Trustees, or committee thereof, as the case may be. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees, or committee thereof, as the case may be.

   The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders or partners of the Trustees, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliate shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of any nature and description, independently or with or for the account of others.

   Section 4. Payment of Expenses by the Trust. The Board of Trustees is authorized to pay or cause to be paid out of the principal or income of the Trust or any particular Series or Class, or partly out of the principal and partly out of the income of the Trust or any particular Series or Class, and to charge or allocate the same to, between or among such one or more of the Series or Classes that may be established or designated pursuant to Article III,
Section 6, as it deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or Class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses, fees, charges, taxes and liabilities for the services of the Trust's officers, employees, Manager, Principal Underwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

   Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power, as frequently as it may determine, to cause each Shareholder of the Trust, or each Shareholder of any particular Series, to pay directly, in advance or arrears, expenses of the Trust as discussed in Section 4 of this
Article IV ("Expenses") in an amount fixed from time to time by the Board of Trustees, by setting off such Expenses due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by Shareholders is permitted under applicable law.

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

   Section 6. Ownership of Trust Property. Legal title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees or in the name of the Trust, or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she will automatically choose to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and assumption of title shall be effective whether or not conveyance documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.

   Section 7. Service Contracts.

   (a) Subject to such requirements and restrictions as may be set forth under federal and/or state law, and in the By-Laws including, without limitation
Section 15 of the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any Person, corporation, trust, association or other organization, including any Affiliate (each a "Manager"). Any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, authority for the Manager to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held un-invested and to make changes in the Trust's or a particular Series' investments, authority for a Manager to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators (each a sub-Manager); and authority to conduct such other activities as may specifically be delegated to such party.

   (b) The Board of Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive distributor for the Shares of the Trust or one or more of the Series or Classes thereof or for other securities to be issued by the Trust, or appointing it or them to act as the custodian, administrator, transfer agent, dividend disbursing agent and/or Shareholder servicing agent for the Trust or one or more of the Series or Classes thereof.

   (c) The Board of Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of the 1940 Act, the rules thereunder, and other applicable rules and regulations.

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

   (d) The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust and the applicable Series.

   (e) The fact that:

          (i) any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, distributor, or Affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or Affiliate of any organization with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or custodian, transfer agent, dividend disbursing, shareholder servicing agents or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or that

          (ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or custodian, transfer agent, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided that the establishment of and performance under each such contract is made pursuant to the requirements of the 1940 Act.

   (f) Every contract referred to in this Section 7 shall comply with such requirements and restrictions as may be set forth in the By-Laws, the 1940 Act or stipulated by resolution of the Board of Trustees; and any such contract may contain such other terms as the Board of Trustees may determine.

   Section 8. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Share to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the Bylaws relating to the sale and redemption of such Shares.

   Section 9. Principal Transaction. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as

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

principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust, with any Interested Person of such person or with any person of which such person is an Interested Person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity.

   Section 10. Independent Trustees. In accordance with Section 3801(h) of the Delaware Act, a Trustee is an independent Trustee if the Trustee is not an Interested Person of the Trust; provided that the receipt of compensation for service as an independent Trustee of the Trust and also for service as an independent Trustee of one or more other investment companies managed by a single investment adviser (or an affiliated person, as defined in Section 2(a)(3) of the 1940 Act, of such investment adviser) shall not affect the status of the Trustee as an independent Trustee under the Delaware Act. An independent Trustee shall be deemed to be independent and disinterested for all purposes.

                                  ARTICLE V.
                   SHAREHOLDERS' VOTING POWERS AND MEETINGS

   Section 1. Voting Powers. Subject to the provisions of Article III,
Section 6(d), the Shareholders shall have power to vote only (i) for the election or removal of Trustees, including the filling of any vacancies in the Board of Trustees, as provided in Article IV, Section 1 hereof; (ii) with respect to such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws, or any registration statement of the Trust filed with the Commission or any successor agency; and
(iii) on such other matters as the Board of Trustees may consider necessary or desirable. The Shareholder of record (as of the record date established pursuant to Section 5 of this Article V) of each whole Share shall be entitled to one vote for each full Share as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shares may be voted in person or by proxy.

   A proxy may be given by any means acceptable under applicable law, including by an electronic or telecommunications device if so authorized by the Trustees. Notwithstanding anything else contained herein or in the Bylaws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy context or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders, Meetings of the Shareholders shall be called and notice thereof and record dates therefore shall be given and set as provided in the Bylaws.

   Section 2. Meetings. Meetings of the Shareholders may be called by the Board of Trustees for the purpose of electing Trustees as provided in Article IV,
Section 1 and for such other purposes as may be prescribed by

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

law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Board of Trustees from time to time for the purpose of taking action upon any other matter deemed by the Board of Trustees to be necessary or desirable.

   Section 3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33- 1/3%) of the Shares present in person or represented by proxy and entitled to vote at a Shareholders' meeting shall constitute a quorum at such meeting. When any one or more Series or Classes is required to vote as a single Series (or Class) separate from any other Shares , thirty-three and one-third percent (33- 1/3%) of the Shares of each such Series or Class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders' meeting of such Series or Class. Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires, or the Trustees of the Trust, in their sole discretion determine, that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

   Section 4. Shareholder Action by Written Consent without a Meeting. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal representative of the Shareholder or its respective proxy-holder may revoke the consent by a writing received by the secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the secretary.

   If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the secretary shall give prompt notice of the action taken without a meeting to such Shareholders. This notice shall be given in the manner specified in the By-Laws.

   Section 5. Record Dates. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than one hundred eighty (180) days nor less than seven (7) days before the date of any such meeting.

   If the Board of Trustees does not so fix a record date:

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   (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

   (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action or the seventy-fifth (75th) day before the date of such other action, whichever is later.

   For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one in each Series (or Classes) at anytime prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.

   Section 6. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes, meetings and related matters.

                                  ARTICLE VI.
                NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

   Section 1. Determination of Net Asset Value, Net Income and Distributions. Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares of any Series or Class thereof which shall yield to such Series or Class not less than the net asset value thereof, at which price the Shares of such Series or Class shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall yield to such Series or Class not less than the net asset value thereof from sales of the Shares of such Series or Class; provided, however, that no Shares of a Series or Class thereof shall be issued or sold for consideration which shall yield to such Series or Class less than the net asset value of the Shares of such Series or Class next determined after the receipt of the order (or at such other times set by the Board of Trustees), except in the case of Shares of such Series or Class issued in payment of a dividend properly declared and payable.

   Subject to Article III, Section 6 hereof, the Board of Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Board of Trustees such bases and time for determining the per Share or net asset value of the Shares of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable.

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

   Section 2. Maintenance of Stable Net Asset Value. The Board of Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series, or any Class thereof, as dividends payable in additional Shares of that Series/Class at the designated constant dollar amount and for the handling of any losses attributable to that Series/Class. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series/Class his or her pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Series/Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his or her investment in any Series with respect to which the Board of Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss. The Board of Trustees may delegate any of their powers and duties under this Section with respect to appraisal of assets and liabilities in the determination of net asset value or with respect to a suspension of the determination of net asset value to an officer or officers or agent or agents of the Trust designated from time to time by the Board of Trustees.

   Section 3. Redemptions at the Option of a Shareholder. Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time ("Prospectus"):

   (a) The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefore the net asset value thereof as determined by the Trustees (or on their behalf), subject to any applicable redemption fee, contingent deferred sales charge, or other fee, expense or charge applicable to the redemption, in accordance with the applicable provisions of the By-Laws and applicable law. Payment for said Shares shall be made by the Trust to the Shareholder in accordance with the 1940 Act and any rules and regulations thereunder or as otherwise required by the Commission. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any National Financial Emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period required or permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per Share next determined after the termination of such suspension. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

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

   (b) Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act ("ERISA") shall receive cash. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

   (c) Payment for any Shares which are presented for redemption so redeemed by the Trust shall be made by the Trust as provided above within seven days after the date on which the redemption request is received in good order or such longer period as provided above or as otherwise may be required. If payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven day period. Moreover, redemptions may be suspended in the event of a National Financial Emergency. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees in accordance with any procedures adopted by the Board of Trustees.

   (d) The right of Shareholders to receive dividends or other distributions on Shares may be set forth in a Plan adopted by the Board of Trustees and amended from time to time pursuant to Rule 18f-3 of the 1940 Act. The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

   (e) If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), then the Trustees shall have the power (but not the obligation) by such means as they deem equitable
(i) to call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, (ii) to refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or (iii) to take such other actions as they deem necessary and appropriate to avoid such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

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

   (f) The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

   Section 4. Redemptions at the Option of the Trust. The Board of Trustees may, from time to time, without the vote or consent of the Shareholders, and subject to the 1940 Act, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established by the Board of Trustees.

                                 ARTICLE VII.
                  COMPENSATION AND LIMITATION OF LIABILITY OF
                             OFFICERS AND TRUSTEES

   Section 1. Compensation. The Board of Trustees shall be entitled to reasonable compensation from the Trust and they may, from time to time, fix the amount of compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

   Section 2. Indemnification and Limitation of Liability.

   (a) To the fullest extent that limitations on the liability of Trustees and officers are permitted by the DSTA, the officers and Trustees shall not be responsible or liable to any Person other than the Trust to the extent provided in this Article VII, for any act, omission or obligation of: the Trust, any agent or employee of the Trust; any Manager, sub-Manager, or Principal Underwriter of the Trust; or with respect to each Trustee and officer, the act or omission or obligation of any other Trustee or officer, respectively. The Trust, out of the Trust Property, shall indemnify and hold harmless each and every officer and Trustee from and against any and all claims and demands whatsoever arising out of or related to such officer's or Trustee's performance of his or her duties as an officer or Trustee of the Trust. This limitation on liability applies to events occurring at the time a Person serves as a Trustee or officer of the Trust whether or not such Person is a Trustee or officer at the time of any proceeding in which liability is asserted. Nothing herein contained shall indemnify, hold harmless or protect any officer or Trustee from or against any liability to the Trust or any Shareholder to which such Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office provided, however, that a Trustee shall not be liable for errors of judgment in mistakes of fact or law.

   All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series of the Trust or Class thereof to which such credit, contract or claim relates, for payment under such credit, contract, or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees, or agents, whether past, present, or future, shall be personally liable therefore.

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

   (b) Every note, bond, contract, instrument, certificate or undertaking and every other act or document whatsoever issued, executed or done by or on behalf of the Trust, the officers or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in such Person's capacity as Trustee and/or as officer, and such Trustee or officer, as applicable, shall not be personally liable therefore, except as described in the last sentence of the first paragraph of this Section 2 of this
Article VII.

   Section 3. Officers and Trustees' Good-Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. An officer or Trustee shall be liable to the Trust and to any Shareholder solely for such officer's or Trustee's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such officer or Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

   Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by applicable law to purchase with Trust Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person's capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Person against such liability under the provisions of this Article.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

   Section 1. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

   Section 2. Derivative Actions.

   (a) Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected Series, as applicable, unless each of the following conditions is met:

       (i) each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

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

       (ii) each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, as of the time the demand required by subparagraph (iii) below was made;

       (iii) prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Trustees requesting that the Trustees cause the Trust or affected Series, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

          (1) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;

          (2) a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series, as applicable, and an explanation of why the complaining Shareholders believe that to be the case;

          (3) a certification that the requirements of sub-paragraphs (a)(i) and (a)(ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

          (4) a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series, as applicable, as of the commencement of the derivative action;

       (iv) Shareholders owning Shares representing no less than a majority of the then outstanding Shares of the Trust or the affected Series, as applicable, must join in bringing the derivative action; and

       (v) a copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (a)(i)-(iv) have already been met and the derivative action has not been barred in accordance with sub-paragraph
(b)(ii).

   (b) Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust. Within 30 calendar days of the receipt of such demand by the Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.

       (i) If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by the Trustees, a decision communicated to the complaining Shareholder within the time permitted by sub-paragraph (b)(ii), and sub-paragraphs (a)(i)-(iv) have been met, the complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

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

       (ii) If the demand for derivative action has been made to the Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration a majority of those Trustees who are not deemed to be Interested Persons of the Trust determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (b)(ii) in writing within five business days of such decision having been reached.

       (c) A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series of the Trust.

       Section 3. Dissolution of Trust or Series. Unless dissolved as provided herein, the Trust shall have perpetual existence. The Trust may be dissolved at any time by approval of the Board of Trustees by written notice to the Shareholders. Any Series of Shares or Class thereof may be dissolved at any time by approval of the Board of Trustees by written notice to the Shareholders of that Series of Shares or Class thereof.

       Upon dissolution of the Trust (or a particular Series or Class, as the case may be), the Trustees shall (in accordance with (S) 3808 of the DSTA) pay or make reasonable provision to pay all claims, charges, taxes, expenses, distributions and obligations of each Series (or the particular Series or Class, as the case may be), including all contingent, conditional or unmatured claims, charges, taxes, expenses, liabilities, and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to each Series of the Trust (or the particular Series or Class, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to each Series of the Trust (or the particular Series or Class, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefore. The Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or if the affected Series or Class distributable in the form of cash or shares (if any Series remain) or other securities, in any combination thereof, and distributable proceeds to the Shareholders of such Series or Class involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution.

       Thereupon, the Trust in any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust in such Series or Class shall be cancelled and discharged.

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

       Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the DSTA, which certificate of cancellation may be signed by any one Trustee.

   Section 4. Merger and Consolidation, Conversion.

   (a) Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series, may, by act of the Board of Trustees, merge or consolidate with or into one or more statutory trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust which would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the DSTA, an agreement of merger or consolidation may effect any amendment to this Declaration of Trust or the By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting statutory trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with
Section 3810 of the DSTA.

   (b) Conversion. The Board of Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or any

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

Series to be converted into beneficial interests in another statutory trust (or series thereof) created pursuant to this Section 4 of this Article VIII, or
(iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the 1940 Act, of the Trust or Series, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate statutory trust or trusts (or series thereof).

   Section 5. Reorganization. The Board of Trustees may cause the Trust to sell, lease, charge, pledge, convey, transfer or otherwise dispose of all or substantially all of Trust Property, or all or substantially all of the assets associated with any one or more Series or Class, including its goodwill, to another trust, statutory trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets associated with any particular Series shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the 1940 Act, of that Series. Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have so been sold, conveyed and transferred) ratably among the Shareholders of the Series the assets associated with which have been so sold, conveyed and transferred (giving due effect to the differences among the various classes within each such Series); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

   Section 6. Amendments. Except as specifically provided in this Section 6, the Trustees may, without Shareholder vote, restate, and/or amend or otherwise supplement this Declaration of Trust at any time by an instrument in writing signed by a majority of the then Board of Trustees. Shareholders shall have the right to vote in accordance with Article V, Section 3 hereof, on (i) any amendment that would affect their right to vote granted in Article V, Section 1 hereof, (ii) any amendment that requires their vote under applicable law or by the Trust's registration statement, as filed with the

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Commission, (iii) any amendment submitted to them for their vote by the
Trustees, and (iv) any amendment to this Section 6 of this Article VII affecting their rights.

   Any amendment required or permitted to be submitted to the Shareholders, that, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by a vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein.

   The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

   Notwithstanding the above, the Board of Trustees expressly reserves the right to amend or repeal any provisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of Section 5 of
Article III hereof, and all rights, contractual and otherwise, conferred upon Shareholders are granted subject to such reservation. The Board of Trustees further expressly reserves the right to amend or repeal any provision of the By-Laws pursuant to Article X of the By-Laws.

   Notwithstanding anything else herein, no amendment hereof shall affect the rights to indemnification or insurance provided by Article VII hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment.

       Section 7. Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

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

   Section 8. Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and Code. The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers or privileges which are afforded to statutory trusts in activities that may be engaged in by

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

statutory trusts under the DSTA, and the absence of a specific reference hereto for any such prior privilege or action shall not imply that the Trust may not exercise such power or privilege or take a such action.

   Notwithstanding the first sentence of Section 8 of this Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate:
(i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of Trustees set forth or referenced in this Declaration of Trust.

   Section 9. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

   (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

   Section 10. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

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

   Section 11. Writings. To the fullest extent permitted by applicable laws and regulations, all requirements in this Declaration of Trust or in the Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, and written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and all requirements in this Declaration of Trust or in the Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

   Section 12. Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trust may, without Shareholder approval, change the fiscal year of the Trust.

   IN WITNESS WHEREOF, the Trustee named below do hereby make and enter into this Declaration of Trust as of June 10, 2011.


--------------------------------------
Daniel R. Hayes
Initial Trustee, and not individually
1300 S. Clinton Street
Fort Wayne, Indiana 46802

The Principal Place of Business of the Trust is:
    1300 S. Clinton Street
    Fort Wayne, Indiana 46802

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